UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2023

PLx Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36351	46-4995704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fishers Lane, Suite E, Sparta, New Jersey	07871
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 409-6541

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PLXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2023, PLx Pharma Inc. (the “Company”) and its wholly-owned subsidiary, PLx Opco Inc. (together with the Company, the “Sellers”), entered into a stalking horse asset purchase agreement (the “Asset Purchase Agreement”) with PLx Acquisition Company, LLC, a wholly-owned subsidiary of Greenwood Brands, LLC (the “Purchaser”), to acquire substantially all of the Sellers’ assets (the “Sale”). The Sellers intend to file voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) within the next two business days.

The proposed Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures, and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. As the stalking horse bidder, the Purchaser’s offer to purchase the Acquired Assets and assume the Assumed Liabilities (as illustrated by the terms and conditions of the Asset Purchase Agreement) would be the standard against which any other qualifying bids would be evaluated.

Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, and subject to section 363(k) of the Bankruptcy Code, the Asset Purchase Agreement provides for consideration that consists of a partial credit bid of $3,000,000, plus the potential assumption of certain liabilities, plus $100,000 in cash. The Asset Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to the Purchaser in connection with the Asset Purchase Agreement. The Sellers and the Purchaser have agreed to various customary covenants, including, among others, covenants regarding the conduct of the Sellers’ business prior to the consummation of the Sale (the “Closing”).

The Asset Purchase Agreement provides the Purchaser with certain bid protections that remain subject to the approval of the Bankruptcy Court. In particular, if the Asset Purchase Agreement is terminated for certain reasons, including if the Sellers enter into a definitive agreement with respect to, or consummates, an Alternative Transaction (as defined in the Asset Purchase Agreement), or if the Bankruptcy Court enters an order approving an Alternative Transaction, the Sellers may be required to reimburse the Purchaser for its reasonable expenses up to $400,000 and pay the Purchaser a termination fee of $100,000.

The Closing of the Sale is scheduled to be held on the date of the satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby, including the Sale, does not purport to be complete and is qualified in its entirety by reference to the text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On April 12, 2023, the Company issued a press release announcing the entry into the Asset Purchase Agreement. The Company’s press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Asset Purchase Agreement, dated April 12, 2023, by and among PLx Pharma Inc., PLx Opco Inc. and PLx Acquisition Company, LLC.

99.1	Press Release, dated April 12, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: April 12, 2023	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated April 12, 2023, by and among PLx Pharma Inc., PLx Opco Inc. and PLx Acquisition Company, LLC.

99.1	Press Release, dated April 12, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).